UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use By the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to Rule 14a-12

Datastream Systems, Inc.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.*

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing party:

(4)	Date Filed:

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In connection with the proposed transaction, Datastream plans to file with the Securities and Exchange Commission and mail to its stockholders a proxy statement that will contain important information about Datastream, Infor and its subsidiary acquiring Datastream, the proposed acquisition and related matters. When it becomes available, stockholders are urged to carefully read the proxy statement, including amendments and supplements thereto, as it will contain important information that stockholders should consider before making a decision about the merger. The proxy statement and other documents that will be filed by Datastream with the SEC will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made to Datastream Systems, Inc., 50 Datastream Plaza, Greenville, South Carolina 29605, Attention: Investor Relations.

Datastream and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed acquisition. Information about the directors and executive officers of Datastream and their ownership of Datastream stock is set forth in Datastream’s annual report on Form 10-K for the year ended December 31, 2004. Investors may obtain additional information regarding the interests of such participants in the acquisition by reading the proxy statement when it becomes available.

*****

The following email was sent to the employees of Datastream on January 19, 2006.

The Compensation Committee of our Board of Directors recently accelerated the vesting of all outstanding employee stock options as of December 30, 2005. As a result, any previously unvested employee stock options granted to you are now vested. This vesting is subject to restrictions on the sale (or other transfer) of shares obtained upon the exercise of stock options whose exercise date was accelerated; that is, you cannot sell or transfer any shares you obtain by exercising the accelerated options until the original vesting date.

An amendment to your stock option agreement is attached to this email for your review and signature. To properly document your accelerated vesting, please sign and return the amendment to Allison Smith at allison.smith@datastream.net.

This accelerated vesting was unrelated to the announcement of our definitive agreement with Infor, but has prompted an Infor-related issue. As you may know, the closing of the transaction with Infor will constitute a “change in control” under the employee stock option plans. A “change in control” has the effect of accelerating all stock options without the restrictions on sale or transfer described above. Accordingly, under the agreement with Infor, at the effective time of the merger, each outstanding stock option (regardless of indicated vesting date) will be converted into the right to receive the cash value of the difference between $10.26 and the exercise price of any stock option set lower than $10.26. This payment will be made without the requirement that the employee exercise the options or sell the shares. All Datastream stock options and stock option plans will be canceled immediately prior to the effective time of the merger.

******

In connection with the proposed transaction, Datastream plans to file with the Securities and Exchange Commission and mail to its stockholders a proxy statement that will contain important information about Datastream, Infor and its subsidiary acquiring Datastream, the proposed acquisition and related matters. When it becomes available, stockholders are urged to carefully read the proxy statement, including amendments and supplements thereto, as it will contain important information that stockholders should consider before making a decision about the merger. The proxy statement and other documents that will be filed by Datastream with the SEC will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made to Datastream Systems, Inc., 50 Datastream Plaza, Greenville, South Carolina 29605, Attention: Investor Relations.

Datastream and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed acquisition. Information about the directors and executive officers of Datastream and their ownership of Datastream stock is set forth in Datastream’s annual report on Form 10-K for the year ended December 31, 2004. Investors may obtain additional information regarding the interests of such participants in the acquisition by reading the proxy statement when it becomes available.

Amendment to Stock Option Agreements

This Amendment to Stock Option Agreements (the “Amendment”) is made and entered into as of the 3rd day of January, 2006 by and between the optionee identified below (the “Optionee”) and Datastream Systems, Inc. (the “Company”).

The Company has granted to the Optionee options to purchase shares of stock of common stock of the Company (the “Options”) under one or more of the following stock option plans of the Company: the Amended and Restated Datastream Systems, Inc. Stock Option Plan for Directors, the Amended and Restated Datastream Systems, Inc. 1995 Stock Option Plan, the Datastream Systems, Inc. 1997 European Stock Option Plan, as amended, the Datastream Systems, Inc. 1998 Stock Option Plan, as amended, the Datastream Systems, Inc. 1998 Singapore Stock Option Plan, as amended, the Datastream Systems, Inc. Australian Stock Option Plan, the Datastream Systems, Inc. German Stock Option Plan, and the Datastream Systems, Inc. Argentinean Stock Option Plan (collectively, the “Stock Option Plans”) as evidenced by one or more stock option agreements (collectively, the “Stock Option Agreements”). The Company and the Optionee now desire to amend the Stock Option Agreements as provided below.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Notwithstanding anything contrary in the Stock Option Agreements, any Options that remain unvested on the date hereof shall become fully vested and exercisable; provided, however, that any shares of Common Stock acquired through the exercise of any such Option shall not be transferable, whether by sale, pledge, gift or any other transfer of any kind, until such time that the Option otherwise would have become vested and exercisable as to such shares pursuant to the relevant Stock Option Plan and Stock Option Agreement.

2. As amended hereby, the Stock Option Agreements shall be and remain in full force and effect.

IN WITNESS WHEREOF, Datastream Systems, Inc., acting by and through its duly authorized officers, has caused this Amendment to be executed all as of the day and year first above written.

DATASTREAM SYSTEMS, INC.

By:	/s/ C. ALEX ESTEVEZ
C. Alex Estevez
President, Chief Financial Officer and Secretary

Agree to and accepted by the undersigned Optionee as of the day and year first above written.

OPTIONEE:

Optionee name (please print)